Exhibit 10.a

AMENDMENT NO. 1

TO

POLARIS INDUSTRIES INC.

SUPPLEMENTAL RETIREMENT/SAVINGS PLAN

WHEREAS, effective as of July 1, 1995, Polaris Industries Inc. (the “Company”) established the Polaris Industries Inc. Supplemental Retirement/Savings Plan (the “Plan”); and

WHEREAS, Section 6.2 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company desires to make certain amendments to the Plan, effective as of April 9, 2009.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The second sentence of Section 3.5 is hereby amended and restated as follows:

As of each December 31 of each calendar year beginning before January 1, 2009, there shall be credited to the Account of an Eligible Executive an amount equal to the matching contributions that would have been made to the Savings Plan since December 31 of the prior calendar year but for the limitation set forth.in Section 401(a)(17) of the Code.

IN WITNESS WHEREOF, Polaris Industries Inc. has caused this amendment to be executed by its duly authorized representative on this 1 day of May, 2009.

POLARIS INDUSTRIES INC.

By:	/s/ Scott W. Wine

ATTEST:

Secretary

AMENDMENT NO. 2

TO

POLARIS INDUSTRIES INC.

SUPPLEMENTAL RETIREMENT/SAVINGS PLAN

WHEREAS, effective as of July 1, 1995, Polaris Industries Inc. (the “Company”) established the Polaris Industries Inc. Supplemental Retirement/Savings Plan (the “Plan”); and

WHEREAS, Section 6.2 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company desires to make certain amendments to the Plan, effective as of January 1, 2010.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 3.5 of the Plan is hereby amended and restated as follows:

As of each December 31 of each calendar year (other than the 2009 calendar year) the Corporation may, in its sole discretion, credit or cause to be credited to the Account of an Eligible Executive an amount equal to the matching contributions that would have been made to the Savings Plan since December 31 of the prior calendar year but for the limitation set forth in Section 401(a)(17) of the Code or such other greater or lesser amount as the Corporation may determine in its sole discretion.

2.	All capitalized terms used in this Amendment No.2 and not defined herein shall have the same meaning as used in the Plan.

3.	Except as expressly amended by this Amendment No. 2, the Plan shall continue in full force and effect in accordance with its terms.

AMENDMENT TO

POLARIS INDUSTRIES INC.

SUPPLEMENTAL RETIREMENT/SAVINGS PLAN

WHEREAS, effective as of July 1, 1995, Polaris Industries Inc. (the “Company”) established the Polaris Industries Inc. Supplemental Retirement/Savings Plan (the “Plan”); and

WHEREAS, Section 6.2 of the Plan authorizes the Board of Directors of the Company to amend the Plan;

WHEREAS, the Compensation Committee of the Board of Directors has recommended that the Board of Directors make certain amendments to the Plan; and

WHEREAS, the Board of Directors of the Company desires to make such amendments to the Plan effective November 1, 2012.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.

Section 1.1 of the Plan (titled “Account”) is amended to read as follows:

1.1 “Account” shall mean the bookkeeping account maintained for each Member to record his Deferrals and Additional Credits, as adjusted pursuant to Article 4. The Administrator shall establish such sub-accounts within a Member’s Account as it deems necessary to implement the provisions of the Plan, including, but not limited to, sub-accounts for all Deferrals and Additional Credits that are subject to a common Distribution Option election (i.e., the Deferrals and Additional Credits that will be paid at the same time or upon the same event and in the same form).

2.

Section 1.10 of the Plan (titled “Compensation”) is amended to read as follows:

1.10 “Compensation” shall mean the compensation of an Eligible Executive as defined for purposes of the Savings Plan, determined prior to any Deferrals under Article 3. “Compensation” shall also include Incentive Compensation Awards (as defined in the Bonus Plan and LTIP) and/or Awards (as defined in the Omnibus Plan) payable under the Bonus Plan, the LTIP and/or the Omnibus Plan; provided that “Compensation” shall not include Incentive Compensation Awards (as defined in the LTIP) or Awards (as defined in the Omnibus Plan) payable under the LTIP to the extent such Compensation is attributable to an Incentive Compensation Award Period (as defined in the LTIP) or a Performance Period (as defined in the Omnibus Plan) beginning on or after January 1, 2012.

3.

Section 1.15 of the Plan (titled “Distribution Option”) is amended to read as follows:

1.15 “Distribution Option(s)” shall mean the election by the Member of the event triggering the commencement of distribution and the method of distribution. A Distribution Option election shall be made on the Eligible Executive’s initial Deferral Agreement. With respect to Deferral Agreements entered into on or after November 1, 2012, the Member may elect separate Distribution Options in accordance with Section 5.7.

4.

Paragraph (a) of Section 5.1 of the Plan (titled “Commencement of Payment”) is amended to read as follows:

(a)	The distribution of the Member’s or former Member’s Account shall commence, pursuant to Section 5.2, on or after the occurrence of (i), (ii), (iii) or (iv) below, as designated by the Member as part of his Distribution Option election:

(i)	either the date of the Member’s separation from service (within the meaning of Section 409A of the Code and the regulations thereunder) with the Affiliated Companies for any reason, whether with or without cause, or the first anniversary of such date,

(ii)	attainment of a designated age not earlier than age 59 1/2 nor later than age 70 1/2,

(iii)	the earlier of (i) or (ii) above, or

(iv)	the later of (i) or (ii) above.

In the event a Member elects either (ii) or (iii) above, he may not elect an age less than three (3) years subsequent to his current age. If a Member fails to designate a permissible payment event as part of his Distribution Option election, such Member shall be deemed to have elected to have payment made upon the date the Member separates from Service. A Member or former Member shall not change his Distribution Option election of the designation of the event which entitles him to distribution of his Account, except as provided in Section 5.1(b) below. Notwithstanding the foregoing, if payment of a Member’s Account is to be made or is to commence upon separation from service and if, at the time of such separation from service, such Member is a specified employee (within the meaning of Section 409A(1)(B) of the Code), such payment shall be made or shall commence on the date that six (6) months and one day following such Member’s separation from service.

5.

The last sentence of Section 5.2 of the Plan (titled “Method of Payment”) is amended to read as follows:

If a Member fails to make a proper election as to the form of distribution of his Account, he shall be deemed to have elected to have his Account distributed to him or his Beneficiary in a single lump sum.

6.

Article 5 of the Plan (titled “Payment of Benefits”) is further amended by adding a new Section 5.7 at the end thereof, reading as follows:

5.7 Election of Distribution Options for Subsequent Deferrals: An Eligible Executive’s election of a Distribution Option shall remain in effect with respect to Deferrals of Compensation for subsequent calendar years for base pay, subsequent Incentive Compensation Award Periods for LTIP and Bonus Plan Compensation, and subsequent Performance Periods for Omnibus Plan Compensation until the Eligible Executive files with the Administrator a separate new election of a Distribution Option and method of payment with respect to subsequent Deferrals. With respect to base pay and Compensation under the Bonus Plan, the LTIP, or the Omnibus Plan that does not meet the requirements of Section 3.6(a), the new Distribution Option election shall be filed by December 31 and shall be effective for payroll periods beginning on or after the following January 1 for base pay and for Incentive Compensation Award Periods or Performance Periods beginning on or after such January 1. With respect to Compensation under the Bonus Plan, the LTIP and/or the Omnibus Plan that meets the requirements of Section 3.6(a), the new Distribution Option election shall be filed no later than the date set forth in Section 3.6(a) applicable to the Incentive Compensation Award Period or Performance Period. Prior elections of Distribution Options with respect to Deferrals of Compensation from prior periods shall remain in effect unless amended in accordance with Section 5.1(b).